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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                   FORM 8-K


                               CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          December 7, 2004
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                                LOEWS CORPORATION
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             (Exact name of registrant as specified in its charter)

    Delaware                    1-6541                          13-2646102
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(State or other              (Commission                  (IRS Employer
 jurisdiction of              File Number)                 Identification No.)
 incorporation)

667 Madison Avenue, New York, N.Y.                             10021-8087
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code           (212) 521-2000
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

  CNA Financial Corporation, a 91% owned subsidiary of the Registrant ("CNA"), is proposing to publicly offer senior debt securities pursuant to an effective registration statement. A prospectus relating to that offering was filed by CNA pursuant to Rule 424 under the Securities Act of 1933 with the Securities and Exchange Commission on December 7, 2004. That prospectus contains the following disclosure:

  "As previously reported in [CNA's] periodic reports, [CNA] has made loans, through a credit facility to a national contractor to which CNA Surety Corporation, a 64% owned subsidiary, provides significant amounts of surety bond insurance coverage through surety bonds underwritten by [CNA's] affiliates. A major portion of such coverage has been reinsured by one subsidiary, Continental Casualty Company. The loans were provided by [CNA] to help the contractor meet its liquidity needs. Loans under the credit facility are secured by a pledge of substantially all of the assets of the contractor and certain of its affiliates. The credit facility and all loans under it will mature in March of 2006. The credit facility provides for loans aggregating $86 million, all of which is currently utilized. Loews Corporation ("Loews"), the owner of approximately 91% of [CNA's] common stock, holds a $25 million participation in the credit facility. Although Loews does not have rights against the contractor directly under the participation agreement, it shares recoveries and certain fees under the credit facility proportionally with [CNA]."

  "The contractor has implemented restructuring efforts to reduce costs and improve cash flow. In connection with the credit facility, [CNA] periodically assesses the contractor's future cash requirements and cash flows available to support debt service. The contractor's cash flow requirements and projections have been negatively impacted by its restructuring efforts and anticipated costs to resolve outstanding claims. In this connection, the contractor has requested an amendment to the credit facility to increase the credit facility by $40 million and [CNA] is currently in negotiations with the contractor as to the amount and terms of such amendment. [CNA] anticipates that once the terms of the amendment are agreed on, the contractor will seek to draw down a portion of such additional amount before year-end. Loews has advised [CNA] that it will participate in one-third of any increase in the credit facility. [CNA] also expects to take an impairment charge of approximately $43 million ($28 million after tax) in connection with the preparation of its financial statements for the fourth quarter of 2004, net of the participation by Loews, with respect to amounts already loaned under this credit facility and would expect to take an additional impairment charge on any draw down of the additional amount. Assuming an additional $20 million is drawn down, [CNA] would expect to take an additional impairment charge of $13 million ($9 million after tax), net of the participation by Loews."

  "While [CNA] believes that the contractor's restructuring efforts may be successful and provide sufficient cash flow for its operations, the contractor may fail to achieve its restructuring plan or perform its contractual obligations under the credit facility or under the surety bonds. If one or more of these developments were to happen, additional advances from [CNA] under the credit facility and/or further impairment charges by [CNA] might be required, and a material adverse effect on [CNA's] results of operations, financial condition and equity could occur. In addition, such failures could cause the full amount due under the credit facility to be uncollectible and/or cause an estimated surety loss, net of indemnification and subrogation

                                    Page 2 of 3

recoveries, but before the effects of minority interest, of approximately $200 million pretax."

  As noted in the above disclosure and as previously reported in the Registrant's periodic reports, the Registrant has a participation in the loans made by CNA to the contractor. The Registrant has agreed to participate in one-third of any increase in the credit facility currently being negotiated by CNA. In light of such participation, and the consolidation of the financial results of CNA with those of the Registrant, the Registrant expects to take an impairment charge of approximately $59 million ($36 million after tax and minority interest) in connection with the preparation of its consolidated financial statements for the fourth quarter of 2004 with respect to amounts already loaned under this credit facility and would expect to take an additional impairment charge on any draw down of the additional amount. Assuming an additional $20 million is drawn down, the Registrant would expect to take an additional impairment charge of $20 million ($12 million after tax and minority interest). These impairments are inclusive of (and not in addition to) the impairments which CNA expects to take as described above.

  The information in this Current Report is being filed by the Registrant and shall be incorporated by reference into any registration statement or other document of the Registrant pursuant to the Securities Act of 1933, as amended.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LOEWS CORPORATION
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                                         (Registrant)



Dated:   December 7, 2004          By:    /s/  Gary W. Garson
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                                         Gary W. Garson
                                         Senior Vice President
                                         General Counsel and Secretary

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